UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 13, 1998
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                              fonix corporation
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        (Exact name of registrant as specified in its charter)



                                 Delaware
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    (State or other jurisdiction of incorporation or organization)


         0-23862                                   22-2994719
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  (Commission file number)             (I.R.S. Employer Identification No.)



   1225 Eagle Gate Tower
   60 East South Temple Street
   Salt Lake City, Utah                                      84111

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   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (801) 328-0161



                               Not Applicable

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        (Former name or former address, if changed since last report)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On October 29, 1998, fonix corporation, a Delaware corporation, (the "Company" or "fonix") acquired all of the issued and outstanding stock of Papyrus Associates, Inc., a Pennsylvania corporation ("PAI") and Papyrus Development Corporation, a Massachusetts corporation ("PDC"). The acquisitions were accomplished through a wholly owned subsidiary of the Company, Papyrus Acquisition Corporation, a Utah corporation ("Merger Sub"), in each case pursuant to a written Agreement and Plan of Merger, dated September 10, 1998, as amended by addendum dated October 29, 1998 (collectively, the "Merger Agreements") by and among fonix, Merger Sub and the acquired companies. Pursuant to the Merger Agreements, PAI and PDC will be merged (the "Mergers") with and into Merger Sub, with Merger Sub being the surviving entity. Prior to the Mergers, there was no material relationship between fonix and any of its affiliates, directors or executive officers, on the one hand, and PAI or PDC or any of their affiliates, directors or executive officers, on the other hand, except that the Company had entered into consulting agreements PDC and its two principals at the time the letter of intent was signed for the Mergers. The Mergers were unanimously approved and recommended to the stockholders by the boards of directors of PAI and PDC, and was approved by the affirmative vote of holders of all of the issued and outstanding stock of both acquired companies, as required by the law of the states of Delaware, Massachusetts and Utah. The Mergers were also approved by the board of directors of fonix.

      The transactions contemplated by the Merger Agreements were consummated on October 29, 1998 (the "Closing"), as described below.
 At the Closing, the parties to the Merger Agreements entered into an Addendum to Agreement and Plan of Merger, dated as of October 29, 1998.

Background of the Mergers

      PAI develops and markets printing and cursive handwriting recognition software for "personal digital assistants" ("PDAs"), pen tablets and mobile phones. Its customers include Philips, Hitachi, Olivetti/Oracle Research Lab, NuovoMedia, ARM, Amstrad, Purple Software and Digital Equipment. The Papyrus Recognizer is marketed under the trademark "Allegro." PAI's software and technology are an integral part of the Psion PDA.

      PDC is a systems integration provider with expertise and intellectual property in embedded systems and enhanced Internet applications. PDC has an ongoing partnership with e-Travel, that resulted in the first corporate travel management Web-browser client software system. This product is now shipped to customers such as Fidelity Investments, ADP, Travel One, Coca Cola, Time Inc., and Unisys.

      fonix, since 1994, has been engaged in research and development of certain proprietary automatic computer voice recognition and related technologies (collectively the "Core Technologies"). fonix believes that the Mergers present an opportunity for fonix to diversify its operations and offer products that are complementary to its existing Core Technologies. fonix believes that its entry into the $3.4 billion PDA industry (as estimated by International Data Corporation) with Papyrus' Allegro(TM) and future handwriting recognition products will allow the Company to become a leader in that market. There can be no assurance, however, that significant marketing opportunities will accrue to fonix as a result of the Merger.

Terms of the Mergers

      Papyrus Associates, Inc. At the Closing, the Company issued 1,076,926 shares of its restricted common stock (having a market value of $1,110,580 on that date) and promissory notes aggregating $540,000 to the stockholders of PAI in exchange for all of the outstanding shares of PAI common stock. The promissory notes are payable as follows: $360,000 of notes are payable on the fifth business day following the closing of the Company's next round of equity financing, but not later than February 28, 1999; and $180,000 of notes are payable on April 30, 1999. The notes bear interest at the rate of 6% per annum. The Merger Agreements provide that, after the consummation of the Mergers, Merger Sub will continue the business of PAI as a wholly owned subsidiary of fonix. Upon the filing of a certificate of merger with the Department of State of Pennsylvania and articles of merger the Division of Corporations of the Utah Department of Commerce (the "Effective Date"), the separate corporate existence of PAI will cease. The directors and officers of PAI each resigned their positions at Closing in favor of the directors and officers of Merger Sub. The principal executive offices of Merger Sub from and after the Effective Date will be 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801, and its telephone number is (781) 935-5656.

      Papyrus Development Corporation At the Closing, the Company issued 2,034,188 shares of its restricted common stock (having a market value of $2,097,756 on that date) and promissory notes aggregating $1,170,000 to the stockholders of PDC in exchange for all of the outstanding shares of PDC common stock. The promissory notes are payable as follows: $490,000 of notes are payable on the fifth business day following the closing of the Company's next round of equity financing, but not later than February 28, 1999; $340,000 of notes are payable on February 28, 1999; and $340,000 of the notes are due and payable on September 30, 1999. The notes bear interest at the rate of 6% per annum. The Merger Agreements provide that, after the consummation of the Mergers, Merger Sub will continue the business of PDC as a wholly owned subsidiary of fonix. Upon the filing of a certificate of merger with the Department of State of Massachusetts and articles of merger the Division of Corporations of the Utah Department of Commerce (the "Effective Date"), the separate corporate existence of PDC will cease. The directors and officers of PDC each resigned their positions at Closing in favor of the directors and officers of Merger Sub. The principal executive offices of Merger Sub from and after the Effective Date will be 600 West Cummings Park, Suite 4500, Woburn, Massachusetts 01801, and its telephone number is (781) 935-5656.

      The total consideration and the value thereof for the Mergers was determined pursuant to arms-length negotiations between fonix and the two acquired companies.

      After the merger, the former shareholders of PAI and PDC, constituting 10 persons, beneficially own less than 1% of the total 61,697,747 shares of fonix common stock issued and outstanding as of the date hereof.

      Prior to the Mergers, PDC and PAI owned or leased the equipment used in its business (primarily computer equipment, software and office equipment). After the Mergers, Merger Sub intends to continue to use the same equipment (whether owned or leased by PDC or PAI) for the same business as was conducted by PDC and PAI prior to the Mergers.

      Additional Terms

      Pursuant to an Escrow Agreement executed at the Closing, fonix and PDC and PAI agreed to place approximately 311,111 fonix shares issued as part of the Mergers (approximately 10% of the total shares issued in the two transactions) in escrow as the sole recourse of fonix in the event of any breach by either PAI or PDC, as the case may be, of the representations and warranties included in the Merger Agreements. The term of the escrow arrangement is one year from the date of the Closing, after the expiration of which, the shares deposited into escrow, less any amount deemed to be payment to fonix for damages suffered as a result of any breach by PAI or PDC, are to be remitted to the former stockholders of PAI and PDC in proportion to the percentage of PAI or PDC common stock owned by them prior to the consummation of the Mergers.

      As a part of the Merger Agreements, the Company also granted the former PAI and PDC stockholders limited registration rights. These rights permit these holders to "piggy back" their shares of Company common stock received in the Mergers and include them with certain registrations of Company shares, commencing six months from the date of Closing.

Item 7. Financial Statements and Exhibits.

      (a)   Financial Statements of Business Acquired.

      It is impracticable at this time for the Company to provide the audited financial statements of PDC and PAI as required by Item 7(a) of Form 8-K. The Company undertakes that it will file the required audited financial statements within the time allowed by Form 8-K.

      (b)   Pro Forma Financial Information.

      It is impracticable at this time for the Company to provide the required pro forma financial information as required by Item
7(b)of Form 8-K. The Company undertakes that it will file the required pro forma financial information within the time period allowed by Form 8-K.

      (c) Exhibits. The following are filed as exhibits to this Current Report:

      Exhibit
        No.                   Description
      __________        ____________________________________

       (2)(a) Agreement and Plan of Merger among fonix, Papyrus Acquisition Corporation and Papyrus Associates, Inc., dated as of September 10, 1998.

                        Pursuant to Item 601(b)(2) of Regulation
                        S-K, the exhibits and schedules to the
                        Agreement and Plan of Merger are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Merger, but that are not filed herewith will be provided to the Commission upon request therefor.

       (2)(b) Addendum to Agreement and Plan of Merger, dated as of October 29, 1998.

       (2)(c) Agreement and Plan of Merger among fonix, Papyrus Acquisition Corporation and Papyrus Development Corporation, dated as of
                        September 10, 1998.

                        Pursuant to Item 601(b)(2) of Regulation
                        S-K, the exhibits and schedules to the
                        Agreement and Plan of Merger are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Merger, but that are not filed herewith will be provided to the Commission upon request therefor.

       (2)(d) Addendum to Agreement and Plan of Merger, dated as of October 29, 1998.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              fonix corporation

                              By: /s/ Douglas L. Rex
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                              Douglas L. Rex
                              Chief Financial Officer



Date:    November 13, 1998









                            EXHIBIT INDEX


      Exhibit
        No.                   Description
      __________        ____________________________________


       (2)(a) Agreement and Plan of Merger among fonix, Papyrus Acquisition Corporation and Papyrus Associates, Inc., dated as of September 10, 1998.

                        Pursuant to Item 601(b)(2) of Regulation
                        S-K, the exhibits and schedules to the
                        Agreement and Plan of Merger are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Merger, but that are not filed herewith will be provided to the Commission upon request therefor.

       (2)(b) Addendum to Agreement and Plan of Merger, dated as of October 29, 1998.

       (2)(c) Agreement and Plan of Merger among fonix, Papyrus Acquisition Corporation and Papyrus Development Corporation, dated as of
                        September 10, 1998.

                        Pursuant to Item 601(b)(2) of Regulation
                        S-K, the exhibits and schedules to the
                        Agreement and Plan of Merger are not filed herewith. The exhibits and schedules identified in the Agreement and Plan of Merger, but that are not filed herewith will be provided to the Commission upon request therefor.

       (2)(d) Addendum to Agreement and Plan of Merger, dated as of October 29, 1998.